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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): November 28, 2001


                           GUNTHER INTERNATIONAL LTD.
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             (Exact name of Registrant as specified in its charter)


   DELAWARE                          0-22994                       51-0223195
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(State or other               (Commission File Number)            (IRS Employer
jurisdiction of                                                  Identification
incorporation)                                                       Number)


One Winnenden Road, Norwich, Connecticut                           06360-1570
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(Address of principal executive offices)                            (Zip Code)

Registrant's telephone number, including area code:          (860) 823-1427
                                                          ----------------------

                                       N/A
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)


                           This is Page 1 of 6 pages.

                         The Exhibit Index is on Page 5.
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Item 5.  Other Events

         Gunther International, Ltd. (the "Company") is filing this current report on Form 8-K to report on recent events as discussed below.

         On November 26, 2001, the Company announced that it had completed its previously announced rights offering to stockholders (the "Rights Offering"), the subscription period for which ended on November 21, 2001. Stockholders other than Gunther Partners, LLC ("Gunther Partners") exercised basic and oversubscription rights to purchase a total of 2,326,096 shares of common stock at an exercise price of $.50 per share, leaving a total of 13,673,904 shares of common stock to be purchased by Gunther Partners pursuant to its Standby Purchase Agreement with the Company. A copy of the Company's press release describing the results of the Rights Offering is attached hereto as Exhibit 99.1.

         On November 28, 2001, the Company completed the sale of 13,673,904 shares of its common stock to Gunther Partners (the "Standby Purchase"), pursuant to the Rights Offering and a related standby purchase agreement by and between the Company and Gunther Partners dated as of October 24, 2001 (the "Standby Purchase Agreement"). The Standby Purchase Agreement is described under the heading "Recent Developments" in the Company's prospectus dated October 24, 2001 relating to the Rights Offering. In addition, a copy of the Standby Purchase Agreement was previously filed as Exhibit 10.17 to the Company's registration statement related to the Rights Offering (SEC File No. 333-65956).

         In connection with the closing of the Standby Purchase, the Company also completed the following related transactions:

         (1) the repurchase by the Company of subordinated indebtedness in the total principal amount of $1,851,169, originally owed to the Estate of Harold S. Geneen (the "Estate"), for an aggregate purchase price of $500,000;

         (2) The repurchase by the Company of 919,569 shares of Common Stock originally held by the Estate at a purchase price of $.15 per share, or $137,935.35 in the aggregate; and

         (3) the repayment of approximately $5.26 million in unpaid principal and accrued interest owed by the Company to Gunther Partners and to Robert Spiegel, one of the Company's directors and a member of Gunther Partners.

         Giving effect to the closing of the Rights Offering and the related transactions described in the preceding paragraph, the Company will have a total of 19,372,200 shares of common stock issued and outstanding, 13,673,904 or approximately 70.6% of which are owned directly by Gunther Partners.

         As previously disclosed, in 1998 the Company granted to Gunther Partners a stock purchase warrant to acquire up to 35% of the pro forma, fully-diluted number of shares of the Company's


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common stock as of the date of exercise at any time until October 2, 2003 for an exercise price of $1.50 per share. The 16,000,000 shares issued by the Company pursuant to the Rights Offering and the Standby Purchase are not included in the calculation of fully diluted shares for purposes of the 35% warrant calculation. In connection with the extension of the due date of certain indebtedness owed to Gunther Partners and Robert Spiegel, the Company has extended the expiration date of this stock purchase warrant to May 29, 2004.

Item 7.           Financial Statements and Exhibits

         (c)      Exhibits

                  Exhibit No.       Exhibit

                  99.1              Press release of the Company, dated
                                    November 26, 2001.


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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    GUNTHER INTERNATIONAL LTD.



Date: November 30, 2001             By: /s/ Michael M. Vehlies
                                        ----------------------------------------
                                    Name: Michael M. Vehlies
                                    Title: Senior Vice President and
                                           Chief Financial Officer


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                                  EXHIBIT INDEX


Exhibit No.                       Description                          Page No.
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
   99.1       Press release of the Company, dated November 26, 2001.      6


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